Exhibit 32.2
CERTIFICATION PURSUANT TO
RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Commerce Energy Group, Inc. (the “Company”) on Form 10-Q for the quarterly period ended January 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lawrence Clayton, Jr., Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 19, 2007	By:	/s/ LAWRENCE CLAYTON, JR.
Lawrence Clayton, Jr.
Senior Vice President and Chief Financial Officer (Principal Financial Officer)